UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 12, 2008, Technology Research Corporation (the “Company”) appointed N. John Simmons, Jr. to the position of director on the Company’s Board of Directors and as a member of the Company’s Audit Committee. Mr. Simmons accepted the appointment on May 12, 2008.  A copy of the press release issued by the Company on May 14, 2008, announcing Mr. Simmons’ appointment to the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.  There are no relationships or related transactions between Mr. Simmons and the Company that would be required to be reported under Section 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:
Exhibit No. 99.1	Description Press release issued May 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: May 14, 2008	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance CFO